                                                                    Exhibit 11.1


                        Computation of Earnings per Share


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
                                                            Three months ended                        Nine months ended
                                                     --------------------------------          --------------------------------
                                                      August 3,            August 2,            August 3,            August 2,
                                                         1997                1998                 1997                 1998
                                                     -----------          -----------          -----------          -----------
Basic net earnings per share:

    Weighted average common shares
       outstanding during the period                   7,685,087            7,792,730            7,664,627            7,786,755
                                                     ===========          ===========          ===========          ===========

    Net earnings for the period - unaudited          $ 2,795,432          $ 4,393,975          $ 7,171,747          $11,828,827
                                                     -----------          -----------          -----------          -----------

    Basic net earnings per share                     $       .36          $       .56          $       .94          $      1.52
                                                     ===========          ===========          ===========          ===========


Diluted net earnings per share

    Weighted average common shares
       outstanding during the period                   7,685,087            7,792,730            7,664,627            7,786,755

    Common stock equivalents                              75,478              363,379               77,315              304,648
                                                     -----------          -----------          -----------          -----------

                                                       7,760,565            8,156,109            7,741,942            8,091,403
                                                     ===========          ===========          ===========          ===========

    Net earnings for the period - unaudited          $ 2,795,432          $ 4,393,975          $ 7,171,747          $11,828,827
                                                     ===========          ===========          ===========          ===========

    Diluted net earnings per share                   $       .36          $       .54          $       .93          $      1.46
                                                     ===========          ===========          ===========          ===========

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